UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report: December 30, 2003

(Date of earliest event reported)

E MED FUTURE, INC.

(Exact name of registrant as specified in its charter)

Nevada	033-55254-36	87-0485314
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

794 Morrison Road, Suite 911, Columbus, Ohio 43230

(Address of principal executive offices including zip code)

877-855-1319

(Registrant’s telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On December 30, 2003, E Med Future, Inc., a Nevada corporation (the “Company”), acquired all of the capital stock of Medical Safety Technologies, Inc. (“MSTI”), a wholly-owned subsidiary of UTEK Corporation, a publicly-held technology transfer company, in exchange for 1,250,000 shares of common stock of the Company.

The acquisition agreement and press release relating to the acquisition are attached to this Form 8-K as exhibits 2.1 and 99.1, respectively, and are incorporated herein by reference.

MSTI holds the license to a patented invention known as the Safe Receptacle for Sharps, designed to aid in the safe transport of sterile and used sharp medical instruments. The Company expects the Safe Receptacle for Sharps product to provide a complimentary technology to its NeedleZap® portable needle destruction device.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

As of the date of filing this Current Report on Form 8-K, it is impracticable to provide the financial statements required. Such financial statements will be filed by amendment to this Form 8-K no later than March 15, 2004.

(b)	Pro Forma Financial Information.

As of the date of filing this Current Report on Form 8-K, it is impracticable to provide the pro forma financial information required. Such pro forma financial information will be filed by amendment to this Form 8-K no later than March 15, 2004.

(c)	Exhibits.

2.1	Agreement and Plan of Acquisition by and between Medical Safety Technologies, Inc., UTEK Corporation and E Med Future, Inc. dated December 20, 2003

99.1	Press Release dated December 30, 2003

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2004	E MED FUTURE, INC.

/s/ D. Dane Donohue
By D. Dane Donohue,
Executive Vice President

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EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Acquisition by and between Medical Safety Technologies, Inc., UTEK Corporation and E Med Future, Inc. dated December 20, 2003

99.1	Press Release dated December 30, 2003

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